Exhibit 99.3

RBC BEARINGS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 24, 2021, RBC Bearings Incorporated (together with its consolidated subsidiaries, the “Company” or “RBC”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with ABB Asea Brown Boveri Ltd (“ABB” or “Seller”) pursuant to which the Company agreed to acquire (the “Pending Acquisition”) the mechanical power transmission division of ABB operated under the Dodge brand (“Dodge”). In connection with the Pending Acquisition, the Company will purchase all of the outstanding equity interests in certain entities, and certain other assets relating to Dodge. The purchase price for the Pending Acquisition will be $2.9 billion in cash, subject to adjustments, as provided for in the Purchase Agreement. In connection with the Pending Acquisition, the Company intends to enter into certain financing transactions, including incurring new term loan and revolving credit facilities, issuing senior notes and engaging in certain offerings of the Company’s common stock (the “Common Stock”) and Series A Mandatory Convertible Preferred Stock (the “Preferred Stock”) (collectively, the “Financing Transactions”). See “Description of the Financing Transactions” below for an explanation of the Financing Transactions.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of July 3, 2021 gives effect to the Pending Acquisition and the Financing Transactions as if those transactions had been completed on July 3, 2021 and combines the unaudited consolidated balance sheet of the Company as of July 3, 2021 with the unaudited combined balance sheet of Dodge as of June 30, 2021.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended April 3, 2021 and the three months ended July 3, 2021 give effect to the Pending Acquisition and the Financing Transactions as if they had occurred on March 29, 2020, the first day of the Company’s fiscal year 2021 and the beginning of the Company’s annual period presented. The unaudited pro forma condensed combined statement of operations for the fiscal year ended April 3, 2021 combines the audited consolidated statement of operations of the Company for the fiscal year ended April 3, 2021 and Dodge’s audited combined statement of income for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the three months ended July 3, 2021 combines the unaudited consolidated statement of operations of the Company for the three months ended July 3, 2021 with Dodge’s unaudited combined statement of income for the three months ended June 30, 2021.

RBC has a fiscal year consisting of 52 or 53 weeks, ending on the Saturday closest to March 31. By contrast, the fiscal year for Dodge ends on December 31 of each year. As a result of the different year ends, Dodge’s combined statement of income for the three months ended March 31, 2021 is excluded from the unaudited pro forma condensed combined statements of operations. Dodge revenues and net income for the three months ended March 31, 2021 were $169.0 million and $26.4 million, respectively.

The historical financial statements of RBC and Dodge have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments, which are necessary to account for the Pending Acquisition and the Financing Transactions in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●	The separate audited consolidated financial statements of RBC as of and for the fiscal year ended April 3, 2021 and the related notes, included in RBC’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021;

●	The separate unaudited consolidated financial statements of RBC as of and for the three months ended July 3, 2021 and the related notes, included in RBC’s Quarterly Report on Form 10-Q for the period ended July 3, 2021;

●	Dodge’s audited combined financial statements and related notes (the “Dodge Audited Financial Statements”) as of December 31, 2020 and 2019 and for the years then ended and the related report of KPMG AG, its independent auditors included as Exhibit 99.1 to the Current Report of RBC on Form 8-K being used to file the unaudited pro forma condensed combined financial information contained herein with the Securities and Exchange Commission (“SEC”); and

●	Dodge’s unaudited condensed combined financial statements and related notes (the “Dodge Unaudited Interim Financial Statements” and, together with the Dodge Audited Financial Statements, the “Dodge Financial Statements”) as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020, respectively, included as Exhibit 99.2 to the Current Report of RBC on Form 8-K being used to file the unaudited pro forma condensed combined financial information contained herein with the SEC.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the Pending Acquisition and the Financing Transactions occurred at an earlier date or on the dates assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

Description of the Financing

The closing of the Pending Acquisition is not subject to any financing condition and the Company’s obligation to pay the purchase price is supported by a $2.8 billion bridge loan commitment provided by Goldman Sachs Bank USA and by the Company’s cash and marketable securities on hand. The Company intends to enter into the Financing Transactions to permanently finance the Pending Acquisition with a mix of debt and equity financing. The Company intends to use the net proceeds from the Financing Transactions to fund a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses, and for general corporate purposes. However, no assurance can be given that the Company will be successful in consummating any or all of the Financing Transactions. Furthermore, this Exhibit 99.3 is being provided purely for informational purposes and is not an offer to sell or the solicitation of an offer to buy any security.

As part of the Financing Transactions, the Company’s subsidiary, Roller Bearing Company of America, Inc. (“RBC America”), intends to issue $500.0 million in aggregate principal amount of senior notes (the “Senior Notes”) and enter into certain senior secured term loan facilities in an aggregate principal amount not to exceed $1,300.0 million (“Term Facility”) and a senior secured revolving credit facility in an aggregate principal amount not to exceed $500.0 million (the “Revolving Facility”) (collectively, the “Debt Financing”). In addition, the Company intends to raise approximately $1,000.0 million in gross proceeds through the issuance and sale of shares of Common Stock and Preferred Stock (the “Equity Financing”) in separate registered underwritten public offerings. The unaudited pro forma condensed combined financial information assumes that RBC will issue 3,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock in connection with the Equity Financing with no exercise of the option granted to the underwriters of the separate registered underwritten public offerings to purchase additional shares of Common Stock and Preferred Stock, as applicable. The foregoing summary of the anticipated terms of the Financing Transactions reflects certain assumptions of the Company as of the date hereof and remains subject to change. No assurances can be given that the Financing Transactions will be consummated on the terms anticipated by the Company, if at all.

RBC BEARINGS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 3, 2021

($ in thousands, except share and per share data)

	RBC Historical As of July 3, 2021	Dodge Reclassed As of June 30, 2021 (Note 2)	Dodge Transaction Accounting Adjustments	(Note 4)	Transaction Accounting Adjustments - Financing	(Note 4)	Pro Forma Combined As of July 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$175,771	$-	$(2,872,823)	(a)	$2,836,720	(a)	$139,668
Marketable securities	120,320	-	(52,983)	(a)	(67,337)	(a)	-
Accounts receivable, net of allowance for doubtful accounts	105,756	90,744	-		-		196,500
Inventories	369,854	117,485	23,307	(b)	-		510,646
Prepaid expenses and other current assets	14,423	611	-		-		15,034
Total current assets	786,124	208,840	(2,902,499)		2,769,383		861,848
Property, plant & equipment, net	206,276	104,917	33,688	(d)	-		344,881
Operating lease assets, net	34,671	15,873	-		-		50,544
Goodwill	277,930	809,907	673,951	(e)	-		1,761,788
Intangible assets, net	153,756	221,700	1,293,300	(c)	-		1,668,756
Other assets	31,842	1,869	-		4,565	(g)	38,276
Total assets	$1,490,599	$1,363,106	$(901,560)		$2,773,948		$4,726,093
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,687	$70,154	$-		$-		$112,841
Accrued expenses and other current liabilities	46,724	62,517	-		-		109,241
Current operating lease liabilities	5,586	3,736	-		-		9,322
Current portion of long-term debt	505	-	-		65,000	(g)	65,505
Total current liabilities	95,502	136,407	-		65,000		296,909
Long-term debt, less current portion	10,249	-	-		1,716,195	(g)	1,726,444
Long-term operating lease liabilities	29,142	14,806	-		-		43,948
Deferred income taxes	17,956	45,526	291,671	(f)	-		355,153
Other noncurrent liabilities	63,374	17,540	-		-		80,914
Total liabilities	216,223	214,279	291,671		1,781,195		2,503,368
Stockholders' equity
Preferred stock, $0.01 par value	-	-	-		40	(h)	40
Common stock, $0.01 par value	263	-	-		30	(h)	293
Additional paid-in capital	467,524	-	-		992,683	(h)	1,460,207
Accumulated other comprehensive loss	(8,172)	15,947	(15,947)	(i)	-		(8,172)
Retained earnings	884,851	-	(44,404)	(k)	-		840,447
Parent Company Investment		1,132,880	(1,132,880)	(j)
Treasury stock	(70,090)	-	-		-		(70,090)
Total stockholders’ equity	1,274,376	1,148,827	(1,193,231)		992,753		2,222,725
Total liabilities and stockholders’ equity	$1,490,599	$1,363,106	$(901,560)		$2,773,948		$4,726,093

See the accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended July 3, 2021

($ in thousands, except share and per share data)

	RBC Three Months Ended July 3, 2021	Dodge Reclassed Three Months Ended June 30, 2021 (Note 2)	Dodge Transaction Accounting Adjustments	(Note 5)	Transaction Accounting Adjustments - Financing	(Note 5)	Pro Forma Combined Three Months Ended July 3, 2021
Net sales	$156,205	$166,958	$-		$-		$323,163
Cost of sales	92,432	105,570	991	(a)	-		198,993
Gross margin	63,773	61,388	(991)		-		124,170
Operating expenses:
Selling, general and administrative	29,802	24,394	-		-		54,196
Other, net	3,248	4,595	10,328	(b)	-		18,171
Total operating expenses	33,050	28,989	10,328		-		72,367
Operating income	30,723	32,399	(11,319)		-		51,803
Interest expense, net	319	247	-		12,943	(c)	13,509
Other non-operating (income)/expense	(465)	(190)	254	(d)	-		(401)
Income before income taxes	30,869	32,342	(11,573)		(12,943)		38,695
Provision for income taxes	4,870	7,988	(2,778)	(e)	(3,106)	(e)	6,974
Net income	$25,999	$24,354	$(8,795)		$(9,837)		$31,721
Dividends on Preferred Stock	-	-	-		(5,000)	(f)	(5,000)
Net income (loss) available to the stockholders	$25,999	$24,354	$(8,795)		$(14,837)		$26,721
Net income per common share:
Basic	$1.04					(g)	$0.95
Diluted	$1.03					(g)	$0.94

See the accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended April 3, 2021

($ in thousands, except share and per share data)

	RBC Historical Year Ended April 3, 2021	Dodge Reclassed Year Ended December 31, 2020 (Note 2)	Dodge Transaction Accounting Adjustments	(Note 5)	Transaction Accounting Adjustments - Financing	(Note 5)	Pro Forma Combined Year Ended April 3, 2021
Net sales	$608,984	$549,997	$-		$-		$1,158,981
Cost of sales	374,878	356,936	27,270	(a)	-		759,084
Gross margin	234,106	193,061	(27,270)		-		399,897
Operating expenses:
Selling, general and administrative	106,000	78,289	-		-		184,289
Other, net	16,648	25,249	81,714	(b)	-		123,611
Total operating expenses	122,648	103,538	81,714		-		307,900
Operating income (loss)	111,458	89,523	(108,984)		-		91,997
Interest expense, net	1,430	356	-		52,552	(c)	54,338
Other non-operating (income) expense	(31)	(576)	966	(d)	-		359
Income (loss) before income taxes	110,059	89,743	(109,950)		(52,552)		37,300
Provision (benefit) for income taxes	20,426	22,179	(24,299)	(e)	(12,612)	(e)	5,694
Net income (loss)	$89,633	$67,564	$(85,651)		$(39,940)		$31,606

Dividends on Preferred Stock	-	-	-		(20,000)	(f)	(20,000)
Net income (loss) available to the stockholders	$89,633	$67,564	$(85,651)		$(59,940)		$11,606
Net income (loss) per common share:
Basic	$3.61					(g)	$0.42
Diluted	$3.58					(g)	$0.41

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

RBC and Dodge’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the presentation of Dodge’s financial statements with those of RBC. RBC is currently in the process of evaluating Dodge’s accounting policies, which will be finalized upon completion of the Pending Acquisition, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, RBC has determined that no significant adjustments are necessary to conform Dodge’s financial statements to the accounting policies used by RBC.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with RBC as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of RBC and Dodge. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate acquisition consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate acquisition consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Pending Acquisition could differ materially from the preliminary allocation of aggregate acquisition consideration. The final valuation will be based on the actual net tangible and intangible assets of Dodge existing at the acquisition date.

The unaudited pro forma condensed combined balance sheet as of July 3, 2021, the unaudited pro forma condensed combined statement of operations for the year ended April 3, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended July 3, 2021 presented herein are based on the historical financial statements of RBC and Dodge. While RBC and Dodge have different fiscal period ends, Rule 11-02(c)(3) of Regulation S-X permits fiscal period ends to be within one quarter between the acquirer and acquiree, and thus the following financial information was combined:

●	The unaudited pro forma condensed combined balance sheet as of July 3, 2021 is presented as if the Pending Acquisition and the Financing Transactions had occurred on July 3, 2021 and combines the historical consolidated balance sheet of RBC as of July 3, 2021 with the historical combined balance sheet of Dodge as of June 30, 2021.

●	The unaudited pro forma condensed combined statement of operations for the year ended April 3, 2021 has been prepared as if the Pending Acquisition and the Financing Transactions had occurred on March 29, 2020, the first day of at the beginning of RBC’s fiscal year 2021 and the beginning of RBC’s annual period presented, and combines RBC’s historical consolidated statement of operations for the fiscal year ended April 3, 2021 with Dodge’s historical combined statement of income for the year ended December 31, 2020.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

●	The unaudited pro forma condensed combined statement of operations for the three months ended July 3, 2021 has been prepared as if the Pending Acquisition had occurred on March 29, 2020 and combines RBC’s historical unaudited consolidated statement of operations for the three months ended July 3, 2021 with Dodge’s historical condensed combined statement of income for the three months ended June 30, 2021.

Dodge’s historical financial information has been presented on a “carve-out” basis from ABB’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of Dodge and includes allocations of corporate expenses and shared expenses from ABB. These allocations reflect significant assumptions, and the financial statements may not fully reflect what Dodge’s financial position, results of operations or cash flows would have been had it been a standalone company during the periods presented. As a result, historical financial information is not necessarily indicative of Dodge’s future results of operations, financial position or cash flows.

Additionally, the face of the unaudited pro forma condensed combined financial statements does not include any adjustments to these corporate and shared expense allocations from ABB nor the realization of any costs from operating efficiencies, synergies or other restructuring activities that might result from the Pending Acquisition. Further, there may be additional charges related to restructuring or other integration activities resulting from the Pending Acquisition, the timing, nature and amount of which management cannot currently identify, and thus, such charges are not reflected in the unaudited pro forma condensed combined financial statements. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that RBC believes are reasonable under the circumstances. RBC is not aware of any material transactions between RBC and Dodge during the periods presented. Accordingly, adjustments to eliminate transactions between RBC and Dodge have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – RBC and Dodge Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, RBC management performed a preliminary analysis of Dodge’s financial information to identify differences in accounting policies as compared to those of RBC and differences in financial statement presentation as compared to the financial statement presentation of RBC. With the information currently available, RBC has determined that no significant adjustments are necessary to conform Dodge’s financial statements to the accounting policies used by RBC. However, certain reclassification adjustments have been made to conform Dodge’s historical financial statement presentation to RBC’s financial statement presentation. Following the Pending Acquisition, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

A)	Refer to the table below for a summary of reclassification adjustments made to present Dodge’s balance sheet as of June 30, 2021 to conform with RBC’s balance sheet as of July 3, 2021:

(in thousands)	Dodge Historical Combined Balance Sheet Line Items	RBC Historical Consolidated Balance Sheet Line Items	Dodge Historical Combined Balances As of June 30, 2021	Reclassification		Dodge Reclassed As of June 30, 2021
	Cash and cash equivalents	Cash and cash equivalents	$-	$-		$-
	Receivables, net	Accounts receivable, net	90,744	-		90,744
	Inventories, net	Inventory	117,485	-		117,485
	Other current assets	Prepaid and other current assets	611	-		611
	Property, plant and equipment, net	Property, plant and equipment, net	104,917	-		104,917
	Operating lease right-of-use assets, net	Operating leases, net	15,873	-		15,873
	Goodwill	Goodwill	809,907	-		809,907
	Intangible assets, net	Intangible assets, net	221,700	-		221,700
	Deferred taxes		1,047	(1,047)	(e)	-
	Other non-current assets	Other assets	822	1,047	(e)	1,869
	Accounts payable	Accounts payable	70,154	-		70,154
	Accrued liabilities	Accrued expenses and other current liabilities	30,721	31,796	(a)(b)(c)	62,517
		Current operating lease liabilities	-	3,736	(g)	3,736
	Accrued distributor rebates		18,654	(18,654)	(a)	-
	Right of return provision		5,656	(5,656)	(b)	-
	Other current liabilities		11,222	(11,222)	(c)(g)	-
	Non-current finance leases		6,299	(6,299)	(d)	-
	Non-current operating leases	Long-term operating lease liabilities	14,806	-		14,806
	Deferred taxes	Deferred income taxes	45,526	-		45,526
	Non-current other post-retirement obligations		10,700	(10,700)	(f)	-
	Other non-current liabilities	Other non-current liabilities	541	16,999	(d)(f)	17,540
	Parent company investment		1,132,880	-		1,132,880
	Accumulated other comprehensive income	Accumulated other comprehensive loss	15,947	-		15,947

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(a) Reclassification of $18.7 million of accrued distributor rebates to accrued expenses and other current liabilities.

(b) Reclassification of $5.7 million of right of return provisions to accrued expenses and other current liabilities.

(c) Reclassification of $7.5 million of other current liabilities to accrued expenses and other current liabilities.

(d) Reclassification of $6.3 million of non-current finance leases to other non-current liabilities.

(e) Reclassification of $1.0 million of deferred tax assets to other assets.

(f) Reclassification of $10.7 million of non-current other post-retirement obligations to other non-current liabilities.

(g) Reclassification of $3.7 million of other current liabilities to current operating lease liabilities.

B)	Refer to the table below for a summary of adjustments made to present Dodge’s statement of income for the three months ended June 30, 2021 to conform with that of RBC’s statement of operations for the three months ended July 3, 2021. Note the amounts presented in this table may not represent the arithmetic summation or calculation of the figures that precede them due to different signage presentation for expense items within the Dodge Historical Combined Statement of Income:

(in thousands)	Dodge Historical Combined Statement of Income Line Items	RBC Historical Consolidated Statement of Operations Line Items	Dodge Historical Combined Balances Three Months ended June 30, 2021	Reclassification		Dodge Reclassed Three Months ended June 30, 2021
	Revenues	Net sales	$166,958			$166,958
	Cost of sales	Cost of sales	(110,770)	$(5,200)	(b)	105,570
	Selling, general and administrative expenses	Selling, general and administrative	(21,409)	2,985	(a)	24,394
	Non-order related research and development expenses		(2,985)	(2,985)	(a)	-
	Other income (expenses), net	Other, net	605	5,200	(b)	4,595
		Other non-operating (income)/expenses	-	(190)	(c)	(190)
	Interest and other finance expense	Interest expense, net	(57)	190	(c)	247
	Income tax expense	Provision for income taxes	(7,988)	-		7,988

(a) Reclassification of $3.0 million of non-order related research and development expenses to selling, general and administrative expenses.

(b) Reclassification of $5.2 million of amortization expenses from cost of sales to other, net.

(c) Reclassification of $0.2 million of net periodic benefit costs related to the Dodge pension plan from interest expense to other income (expense).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

C) Refer to the table below for a summary of adjustments made to present Dodge’s statement of income for the year ended December 31, 2020 to conform with RBC’s statement of operations for the year ended April 3, 2021. Note the amounts presented in this table may not represent the arithmetic summation or calculation of the figures that precede them due to different signage presentation for expense items within the Dodge Historical Combined Statement of Income:

(in thousands)	Dodge Historical Combined Statement of Income Line Items	RBC Historical Consolidated Statement of Operations Line Items	Dodge Historical Combined Balances Year Ended December 31, 2020	Reclassification		Dodge Reclassed Year Ended December 31, 2020
	Revenues	Net sales	$549,997			$549,997
	Cost of sales	Cost of sales	(381,736)	$(24,800)	(b)	356,936
	Selling, general and administrative expenses	Selling, general and administrative	(70,850)	7,439	(a)	78,289
	Non-order related research and development expenses		(7,439)	(7,439)	(a)	-
	Other income (expenses), net	Other, net	(449)	24,800	(b)	25,249
		Other non-operating (income)/expenses	-	(576)	(c)	(576)
	Interest and other finance expense	Interest expense, net	220	576	(c)	356
	Income tax expense	Provision for income taxes	(22,179)	-		22,179

(a) Reclassification of $7.4 million of non-order related research and development expenses to selling, general and administrative expenses.

(b) Reclassification of $24.8 million of amortization expenses from cost of sales to other, net.

(c) Reclassification of $0.6 million of net periodic benefit costs related to the Dodge pension plan from interest expense to other income (expense).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 – Preliminary Purchase Price Allocation

Estimated Aggregate Acquisition Consideration

The estimated aggregate acquisition consideration for Dodge is $2.9 billion, subject to certain closing adjustments. The following table summarizes the preliminary calculation of the aggregate acquisition consideration:

(in thousands)	Amount
Base purchase price as defined in the Purchase Agreement	$2,900,000
Less: Dodge closing indebtedness (i)	(18,598)
Preliminary estimated aggregate purchase consideration	$2,881,402

(i) Reflects approximately $11.9 million related to an unfunded post-retirement benefit plan recorded within both other noncurrent liabilities and other current liabilities and approximately $6.7 million related to finance leases recorded within both other noncurrent liabilities and other current liabilities, in each case, that are being assumed in connection with the Pending Acquisition and are categorized as closing indebtedness in accordance with the Purchase Agreement. Pursuant to the Purchase Agreement, the amount of consideration to be funded to ABB is reduced by any Dodge closing indebtedness.

Preliminary Aggregate Acquisition Consideration Allocation

The assumed accounting for the Pending Acquisition, including the aggregate acquisition consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. As of the date of this filing, the Company has not completed the detailed valuations necessary to finalize the required estimated fair values and estimated useful lives of Dodge’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price for the Pending Acquisition. The Company anticipates completing its purchase price allocation subsequent to the closing of the Pending Acquisition, and within the measurement period permissible under the acquisition method of accounting, as it completes its assessment about facts and circumstances that existed as of the acquisition date. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments reflected herein.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table summarizes the preliminary aggregate acquisition consideration allocation, as if the Pending Acquisition had been completed on July 3, 2021:

(in thousands)	Amount
Assets:
Accounts receivable	$90,744
Inventories	140,792
Prepaid expenses and other current assets	611
Property, plant & equipment, net	138,605
Operating lease assets, net	15,873
Goodwill	1,483,858
Intangible assets, net	1,515,000
Other assets	1,869
Liabilities:
Accounts payable	70,154
Accrued expenses and other current liabilities	62,517
Current and long-term operating lease liabilities	18,542
Deferred income taxes	337,197
Other non-current liabilities	17,540
Estimated aggregate purchase consideration	$2,881,402

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Dodge Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined balance sheet as of July 3, 2021 are as follows:

(a) Reflects adjustment to cash and cash equivalents and marketable securities. All marketable securities were assumed to be liquidated to help fund the Pending Acquisition and pay acquisition-related expenses, as well as expenses related to the Financing Transactions.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Liquidation of marketable securities	$52,983
Transaction costs related to the Pending Acquisition (i)	(44,404)
Cash paid to acquire Dodge	(2,881,402)
Net pro forma transaction accounting adjustment to cash and cash equivalents	$(2,872,823)
Pro forma transaction accounting adjustments - financing:
Liquidation of marketable securities	$67,337
Cash from new Debt Financing, net of debt issuance costs	1,776,630
Cash from issuance of Common Stock and Preferred Stock, net of equity issuance costs	992,753
Net pro forma transaction accounting adjustment - financing to cash and cash equivalents	$2,836,720

(i) These costs consist of legal advisory, financial advisory, accounting, consulting costs, one-time bridge financing transaction costs, and other one-time costs associated with the Pending Acquisition.

(b) Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting. Represents the adjustment of acquired inventories to its preliminary estimated fair value. Subject to and following the closing of the Pending Acquisition, the step up in inventories to fair value will increase cost of goods sold as the inventories are sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed to occur within the first year after the consummation of the Pending Acquisition.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Dodge's inventories - carrying value	$(117,485)
Preliminary fair value of acquired inventories	140,792
Net pro forma transaction accounting adjustment to inventories	$23,307

(c) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consisted of customer relationships and trade names with useful lives of 25 years and 20 years, respectively.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Dodge’s historical net book value of intangible assets	$(221,700)
Customer relationships	1,364,000
Trade name	151,000
Preliminary fair value of acquired intangibles	1,515,000
Net pro forma transaction accounting adjustment to intangible assets, net	$1,293,300

(d) Reflects the preliminary purchase accounting adjustment for property, plant and equipment (consisting of land and buildings, and machinery and equipment) based on the acquisition method of accounting.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Dodge’s historical net book value of property, plant & equipment, net	$(104,917)
Preliminary fair value of acquired property, plant & equipment, net	138,605
Net pro forma transaction accounting adjustments to property, plant & equipment, net	$33,688

(e) Preliminary goodwill adjustment of $674.0 million, which represents the elimination of historical goodwill and excess of the estimated aggregate acquisition consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Elimination of Dodge’s historical goodwill	$(809,907)
Goodwill per purchase price allocation (Note 3)	1,483,858
Net pro forma transaction accounting adjustment to goodwill	$673,951

(f)  Reflects originating deferred taxes resulting from pro forma fair value adjustments primarily related to the acquired intangibles based on the applicable statutory tax rate with the respective estimated purchase price allocation of $291.7 million. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Pending Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(g) Reflects the anticipated issuance of the Senior Notes and incurrence of the Term Facility and Revolving Facility, net of unamortized debt issuance costs, to fund a portion of the Pending Acquisition. The Revolving Facility is expected to remain undrawn at closing of the Pending Acquisition. RBC anticipates incurring approximately $1,800.0 million of gross indebtedness to fund a portion of the purchase price. The adjustment to long-term debt consists of the following items:

(in thousands)	Amount
Pro forma transaction accounting adjustments - financing:
Gross proceeds from new Debt Financing:
Term Facility	$1,300,000
Senior Notes(i)	500,000
Revolving Facility	-
Debt issuance costs related to new Debt Financing	(23,370)
Net pro forma transaction accounting adjustments—financing to debt	$1,776,630
Pro forma transaction accounting adjustments - financing to prepaid and other current assets:
Other assets (ii)	$4,565
Pro forma transaction accounting adjustments - financing to debt:
Current portion of long-term debt	$65,000
Long-term debt, less current portion	$1,716,195

(i) The aggregate principal amount of Senior Notes that may be issued as part of the Financing Transactions may be higher or lower than the amount presented based on various factors.

(ii) Other assets represents $4.6 million of fees related to the establishment of the $500.0 million Revolving Credit Facility.

(h) Reflects the assumed issuance by RBC of 3,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock in the Equity Financing, net of equity issuance costs. The net proceeds from such issuances are expected to be used to fund a portion of the purchase price and acquisition-related fees and expenses:

(amounts in thousands except for per share and share data)	Amount
Pro forma transaction accounting adjustments - financing:
Common Stock issued	3,000,000
Stock price	$212.24
Equity proceeds from Common Stock	636,720
Equity issuance costs related to Equity Financing	(31,166)
Net equity proceeds from Common Stock	$605,554

Equity proceeds from Preferred Stock	$400,000
Equity issuance costs related to Equity Financing	(12,801)
Net equity proceeds from Preferred Stock	$387,199

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The preliminary estimated Common Stock to be issued is based on the closing price of the Common Stock as of September 16, 2021 on the Nasdaq Global Select Market and the actual amount issued in the Equity Financing could differ significantly from the amounts presented due to various factors, including market conditions, the trading price and volatility of the Company’s stock price and various other factors. A sensitivity analysis related to the fluctuation in RBC’s stock price was performed to assess the dilution impact that a hypothetical change of $1.00 on the closing price of the Common Stock on September 16, 2021 would have on the estimated net proceeds received as of the closing date of the Equity Financing after deducting underwriting discounts and commissions and estimated offering expenses:

	Stock Price	Total Estimated Net Proceeds from Common Stock
$1.00 increase	213.24	608,411
$1.00 decrease	211.24	602,696

(i) Reflects the impact on the common stock financial statement line item related to the contemplated issuance of Common Stock in the Equity Financing:

(in thousands)	Amount
Pro forma transaction accounting adjustments - financing:
Issuance of new Common Stock in connection with Equity Financing	$30
Net pro forma adjustment to Common Stock	$30

(ii) Reflects the impact on the preferred stock financial statement line item related to the contemplated issuance of Preferred Stock in the Equity Financing:

(in thousands)	Amount
Pro forma transaction accounting adjustments - financing:
Issuance of new Preferred Stock in connection with Equity Financing	$40
Net pro forma adjustment to Preferred Stock	$40

(iii) Reflects the impact on the additional paid-in capital financial statement line item related to the contemplated issuance of Common Stock in the Equity Financing:

(in thousands)
Pro forma transaction accounting adjustments - financing:
Issuance of new Common Stock in connection with Equity Financing	$605,524
Issuance of new Preferred Stock in connection with Equity Financing	387,159
Net pro forma transaction accounting adjustment to additional paid-in capital	$992,683

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(i) Reflects the elimination of Dodge’s historical accumulated other comprehensive income.

(j) Reflects the elimination of Dodge’s historical parent company investment.

(k) Reflects the adjustment to retained earnings related to the incurrence of incremental transaction costs expected to be incurred subsequent to July 3, 2021.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Estimated transaction costs to be incurred	$(44,404)
Pro forma transaction accounting adjustments to retained earnings	$(44,404)

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Transaction Accounting Adjustments column and Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended July 3, 2021 and the fiscal year ended April 3, 2021 are as follows:

(a)	Reflects the adjustments to cost of goods sold, including the estimated fair value of inventories recognized through cost of goods sold during the first year after the Pending Acquisition and incremental depreciation expense related to the step-up in fair value of property, plant, and equipment, net.

(in thousands)	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma transaction accounting adjustments:
Inventory step-up flowing through cost of goods sold (i)	$-	$23,307
Property, plant and equipment, net depreciation step-up (ii)	991	3,963
Net pro forma transaction accounting adjustment to cost of goods sold	$991	$27,270

(i)	These costs are anticipated to be recognized within the first 12 months after the acquisition date as the acquired inventory turns over.

(ii)	The additional depreciation expense is computed with the assumption that the various categories of assets will be depreciated over a useful life of 7 to 10 years on a straight-line basis.

(b)  Reflects the adjustments to other, net expenses to include the amortization of the estimated fair value of intangibles and additional transaction costs to be incurred.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma transaction accounting adjustments:
Removal of historical Dodge amortization of intangible assets	$(5,200)	$(24,800)
Amortization of intangible assets (i)	15,528	62,110
Transaction costs (ii)	-	44,404
Net pro forma transaction accounting adjustment to other, net	$10,328	$81,714

(i) A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $1.6 million for the three months ended July 3, 2021 and $6.2 million for the year ended April 3, 2021. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Pending Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(ii) Represents additional transaction costs to be incurred subsequent to July 3, 2021 related to the Pending Acquisition. These costs consist of legal advisory, financial advisory, accounting, consulting costs, bridge financing fees, and other one-time costs associated with the Pending Acquisition. These costs will not affect the Company’s unaudited pro forma condensed combined statements of operations beyond 12 months after the acquisition date.

(c) Reflects the interest expense adjustments related to the Debt Financing:

(in thousands)	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma transaction accounting adjustments - financing:
New interest expense on transaction financing (i):	$12,943	$52,552

(i)  The new interest expense on transaction financing adjustments included in the unaudited pro forma condensed combined statements of operations reflect the interest expense and amortization of debt issuance costs associated with the Debt Financing, as well as the commitment fee associated with the Revolving Facility that is expected to remain undrawn at the closing of the Pending Acquisition. The interest expense recognized in the unaudited pro forma condensed combined statement of operations reflects a weighted average interest rate of 2.64% for the Term Facility and Senior Notes. Actual interest rates may vary significantly from the pro forma amounts for various reasons, including prevailing interest rates, market conditions and other factors.

A sensitivity analysis on interest expense for the year ended April 3, 2021 and the three months ended July 3, 2021 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Debt Financing with a variable interest rate. The following table shows the change in the interest expense for the Debt Financing transaction described above:

(in thousands)	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Interest expense assuming:
Increase of 0.125%	$384	$1,585
Decrease of 0.125%	$(384)	$(1,585)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(d) The pro forma adjustments represent the impact of eliminating the amortization of deferred actuarial gains and losses and prior unrecognized service credits that were previously recorded within accumulated other comprehensive income.

(e) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 24% for the year ended April 3, 2021 and for the three months ended July 3, 2021, adjusted for any estimated non deductible transaction costs. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Pending Acquisition, including cash needs, the geographical mix of income and changes in tax law.

(f) Reflects the adjustment to record the dividends to anticipated holders of Preferred Stock, which are assumed to accrue dividends at a 5% annual rate. The assumed dividends related to the Preferred Stock are as follows:

(in thousands)	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma transaction accounting adjustments - financing:
Dividend on Preferred Stock	$5,000	$20,000
Pro forma accounting adjustment - financing for dividends on Preferred Stock	$5,000	$20,000

(g) The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of the Common Stock and the Equity Financing. The pro forma basic and diluted weighted average shares outstanding are as follows:

	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma weighted average shares – basic
Historical RBC weighted average shares – basic	25,021,063	24,851,344
Issuance of Common Stock in connection with Equity Financing(i)	3,000,000	3,000,000
Pro forma weighted average shares – basic	28,021,063	27,851,344

(i) The unaudited pro forma condensed combined financial information assumes that RBC will issue 3,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock in connection with the Equity Financing at a price of $212.24 and $100.00, respectively. If approximately $5.7 million, or 57,000 shares, of Preferred Stock were replaced with approximately $5.7 million, or 26,856 shares, of Common Stock, basic earnings per share would increase by $0.01. If approximately $5.8 million, or 27,328 shares, of Common Stock were replaced with approximately $5.8 million, or 58,000 shares, of Preferred Stock, basic earnings per share would decrease by $0.01. Other than the impact on basic weighted average shares outstanding, there is no incremental impact on diluted earnings per share for changes in the mix of Common Stock and Preferred Stock as the Preferred Stock is anti-dilutive at issuance.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	For the Three Months Ended July 3, 2021	For the Year Ended April 3, 2021
Pro forma weighted average shares – diluted
Historical RBC weighted average shares – basic	25,021,063	24,851,344
Effect of dilution due to employee stock options	287,660	197,107
Historical RBC weighted average shares – diluted	25,308,723	25,048,451
Issuance of Common Stock in connection with Equity Financing	3,000,000	3,000,000
Pro forma weighted average shares – diluted	28,308,723	28,048,451